UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2010
TOMOTHERAPY INCORPORATED
(Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way Madison, Wisconsin	53717

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (608) 824-2800
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On November 9, 2010, TomoTherapy Incorporated (the “Company”) issued a press release announcing its revised financial results for the quarter and nine month period ended September 30, 2010. This press release revises the press release dated October 27, 2010, titled “TomoTherapy Announces Third Quarter Financial Results” as previously furnished on Form 8-K, to reflect the impact of adjustments related to an agent commission. The effect was to increase the net loss attributable to shareholders to $11.9 million, or $0.23 per share, from the previously reported result of $10.9 million, or $0.21 per share, for the third quarter ended September 30, 2010. For the nine months ended September 30, 2010, the net loss attributable to shareholders increased to $23.5 million, or $0.45 per share, from the previously reported amount of $22.5 million, or $0.43 per share. A copy of the Company’s press release dated November 9, 2010, titled “TomoTherapy Announces Revised Third Quarter Financial Results” is attached hereto as Exhibit 99.1.
Exhibit 99.1 contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein and in the Company’s other reports filed with the Securities and Exchange Commission, including that actual events or results may differ materially from those in the forward-looking statements.
The foregoing information (including the exhibit hereto) is being furnished under “Item 2.02. Results of Operations and Financial Condition” (including the exhibit hereto) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number	Description
99.1	Press Release dated November 9, 2010, titled “TomoTherapy Announces Revised Third Quarter Financial Results”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMOTHERAPY INCORPORATED (Registrant)
Date November 9, 2010	By:	/s/ Thomas E. Powell
Thomas E. Powell
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Number	Description
99.1	Press Release dated November 9, 2010, titled “TomoTherapy Announces Revised Third Quarter Financial Results”